Exhibit 99.1

Swarmer Enters Into Definitive Agreement to Acquire Ratel Robotics, a Leading Ukrainian Unmanned Ground Vehicle Manufacturer, for Up to $224 Million

Swarmer’s first major acquisition under board chairman Erik Prince expands company’s platform with Ratel’s entire catalogue of combat-proven UGVs

AUSTIN, Texas, Sept. 10, 2026 – Swarmer, Inc (“Swarmer”) (NASDAQ: SWMR), a drone autonomy platform company which has supported more than 100,000 real-world combat missions in Ukraine since April 2024, today announced it has entered into a definitive agreement to acquire Ratel Robotics (Ratel), a leading manufacturer of unmanned ground vehicles (UGV) in Ukraine. The consideration for the acquisition includes a mix of cash and stock worth up to $224 million if all earnout milestones are met. Closing remains subject to customary conditions and any required legal, regulatory and shareholder approvals.

This year, Ratel Robotics has secured contracts totaling $86 million and is in contract discussions with multiple NATO nations under the “Build With Ukraine” initiative. Its portfolio includes several modular UGVs that are currently being used for battlefield logistics, casualty evacuations, reconnaissance, drone launching and demining. The company is also developing two unmanned aerial vehicles (UAV) variants, mobile workshops and solar-powered trailers.

“Ratel is a major provider of UGVs for Ukraine," said Alex Fink, President and U.S. CEO of Swarmer. “We believe that UGVs can act as a universal launch-platform for UAVs, interceptors and other unmanned autonomous assets. Combining a battle-tested launch platform with our combat-proven autonomy software is the key to creating versatile, interoperable solutions. We are excited to have Taras Ostapchuk and his team at Ratel Robotics be the first to join Swarmer and grow our business in Ukraine and beyond.”

Ratel Robotics has more than 300 employees who are expected to join Swarmer upon closing, bringing the entire pro forma company’s size to nearly 500 employees. Ostapchuk will continue in his role as founder and CEO of Ratel Robotics and will report directly to Fink.

“Having served in the armed forces of Ukraine, I understand firsthand the risks soldiers face on the battlefield,” Ostapchuk said. “That experience inspired me to create robotic systems capable of taking on the most dangerous missions and protecting human lives. Together with Swarmer, we plan to combine ground capabilities and aerial capabilities with increasing levels of autonomy. This is the next stage in the evolution of modern warfare – putting fewer people in harm’s way and having more unmanned assets take on the risk.”

Ratel Robotics’ products account for approximately 37% of the entire 11 billion UAH ($246.85 million) spent by the Ukrainian Ministry of Defense Procurement Agency on UGV procurement contracts from Jan. 1 to April 18, 2026.

“In my recent letter to shareholders, I stated our objective to build a platform company for products that have been tested on the battlefield and proven effective under the most demanding operational conditions,” said Erik Prince, Swarmer’s chairman of the board. “Ratel precisely fits that mission. I believe Swarmer can accelerate its capabilities, scale its reach and integrate it with other proven technologies. Our objective is straightforward: assemble the best systems that have been forged in combat into one decisive, integrated solution.”

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About Ratel Robotics

Ratel Robotics is a top manufacturer of unmanned systems in Ukraine that has been developing versatile solutions to support Ukrainian Defense Forces on the battlefield since 2023. Ratel Robotics’ unmanned ground vehicles (UGVs) perform logistics, evacuation, engineering, demining, strike and drone launch missions in the most challenging areas of the frontline, reducing risks to military personnel and saving lives.

Today, Ratel Robotics is actively expanding its aerial systems, advancing autonomy solutions and developing an integrated ecosystem of unmanned technologies designed to further strengthen Ukraine’s defense capabilities. Every serial Ratel H and Ratel M model produced by Ratel Robotics carries a NATO stock number under the NCAGE code A3X8J as well as an AQAP 2110 certificate, the NATO standard for quality assurance throughout design, development and production. For more information, visit: https://robots.com.ua/en/.

About Swarmer

Swarmer™ (Nasdaq: SWMR) is a defense technology company that specializes in vendor-agnostic software which allows one operator to intuitively control hundreds of autonomous platforms in real time. Swarmer’s primary mission areas include autonomous swarm coordination, integration of multi-domain unmanned systems and AI-powered autonomy software for distributed operations. Swarmer is not a drone manufacturer and does not depend on any single platform, supplier or hardware lifecycle. Instead, Swarmer operates at the intelligence layer, developing autonomy, coordination and decision-making software that enables large numbers of low-cost unmanned systems to operate collectively as one coherent, resilient force. Swarmer’s technology has been rigorously validated in real-world kinetic environments and was first deployed in combat operations in Ukraine in April 2024. Since then, it has completed more than 100,000 combat missions, generating terabytes of proprietary data that informs its machine-learning models and enables the replication of advanced pilot performance at scale. Swarmer’s routine use in combat missions generates continuous streams of telemetry, sensor data and operational feedback which are then used to refine performance, increase resilience and accelerate learning. Swarmer has headquarters in Austin, Texas, and maintains operations and teams in Ukraine, Poland and Estonia. For more information, visit www.swarmer.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements concerning the proposed acquisition of Ratel Robotics; the anticipated timing, terms, consideration and completion of the proposed acquisition; the satisfaction of closing conditions; the achievement of performance or delivery milestones; the expected integration of Ratel Robotics’ personnel, operations, technology and products; projected revenue, production capacity and customer demand; and the anticipated operational, commercial and strategic benefits of the proposed acquisition. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would” and similar expressions.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks include the possibility that the proposed acquisition may be delayed, modified or terminated; closing conditions may not be satisfied; required approvals or financing may not be obtained; performance or delivery milestones may not be achieved; projected revenue, production or demand may not materialize; integration may require more time or expense than anticipated; expected benefits may not be realized; key personnel, customers or suppliers may not be retained; and Swarmer may assume unforeseen liabilities. Additional risks include cybersecurity, safety, testing, validation and field-performance risks; reliance on government customers and procurement processes; operations in active conflict zones, including Ukraine; geopolitical developments; sanctions, export-control and defense-trade-control requirements; supply-chain constraints; competition; and other risks described in Swarmer’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release. Swarmer undertakes no obligation to update or revise any forward-looking statement, whether because of new information, future events or otherwise, except as required by applicable law.

Additional risks and uncertainties are described in Swarmer’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in Swarmer’s registration statement and other filings filed with or furnished to the SEC.

Investor Contact (Swarmer): swmr@gateway-grp.com

Media Contact (Swarmer): media@getswarmer.tech